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                                                                     EXHIBIT 5.1

                               December 13, 1999

Webvan Group, Inc.
310 Lakeside Drive
Foster City, California 94404

        RE: REGISTRATION STATEMENT ON FORM S-8/S-3

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8/S-3 to be filed by you with the Securities and Exchange Commission on or about December 14, 1999, in connection with the registration under the Securities Act of 1933, as amended, of 1,250,000 shares of Common Stock (the "Issued Shares"), 54,560,738 shares of Common Stock (the "Option Shares") to be issued under the Company's 1997 Stock Plan (the "Option Plan"); 22,985,000 shares of Common Stock (the "NSO Shares") to be issued under the Company's 1999 Nonstatutory Stock Option Plan; and 5,000,000 shares of Common Stock (the "ESPP Shares") to be issued under the Company's Employee Stock Purchase Plan (the "ESPP").

        As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Option Shares, the NSO Shares and the ESPP Shares (collectively, the "Shares"). It is our opinion that the Shares, when issued and sold in the manner referred to in the Option Plan, the NSO Plan and ESPP (collectively, the "Plans"), and pursuant to the agreements which accompany the Plans, as applicable, will be legally and validly issued, fully paid and nonassessable. We have also examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale of the Issued Shares. It is our opinion that the Issued Shares are legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement and any amendments thereto.

                                            Sincerely,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                                            /s/ WILSON SONSINI GOODRICH & ROSATI